UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 4, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 4, 2006, IA Global, Inc. (the “Company”) closed the sale of its 60.5% interest in Rex Tokyo Co Ltd (“Rex Tokyo”) back to Rex Tokyo. The Company received $1,302,159 in payments during April to June 2006. The Company divested Rex Tokyo due to operating losses of approximately $1,552,000 in 2005 and projected losses in 2006 due to industry conditions. Sales were $29,335,000 in 2005. The Company expects to breakeven on the sale.

This amendment is being filed to provide pro forma financial information for the Company, without Rex Tokyo, for the year ended December 31, 2005 and the three months ended March 31, 2006, as required by Item 9.01 of Form 8-K within seventy five days of the date of the transaction.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None

(b)	Pro Forma financial information –

The unaudited Pro Forma Combined Condensed Consolidated Balance Sheet of the Company, without Rex Tokyo, as of March 31, 2006 and the unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company, without Rex Tokyo, for the year ended December 31, 2005 and the three months ended March 31, 2006, respectively, are included as Exhibit 99.1 filed herewith and are hereby incorporated by reference.

(d)	Exhibits –

Exhibit No.	Description
2.1	Share Sale Agreement dated April 4, 2006 among IA Global, Inc., Rex Tokyo Co Ltd and Hiroyuki Ejima. (1)

99.1

The unaudited Pro Forma Combined Condensed Consolidated Balance Sheet of the Company, without Rex Tokyo, as of March 31, 2006, and the unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company, without Rex Tokyo for the year ended December 31, 2005 and three months ended March 31, 2006, respectively. (2)

(1) Filed as an exhibit to Registrant’s Current Report on Form 8-K, dated April 4, 2006 and filed April 7, 2006, and incorporated herein by reference.

(2) Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: June 16, 2006

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer